Exhibit 4(7)

January 29, 2004

CONSENT

I, Joseph Bachar, Director General of the Ministry of Finance of the State of Israel, hereby consent to the reference to the Director General under the caption “Official Statements” in the Prospectus of the State of Israel included in the Registration Statement filed by the State of Israel with the United States Securities and Exchange Commission and any amendments or supplements thereto.

THE GOVERNMENT OF ISRAEL
MINISTRY OF FINANCE

/s/ Joseph Bachar

Joseph Bachar
Director General
Ministry of Finance

Jerusalem, Israel